Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182298

PROSPECTUS SUPPLEMENT	DATED OCTOBER 23 , 2012

(To the Prospectus dated September 25, 2012)

453,000 Shares of Common Stock

MGT Capital Investments, Inc.

On October 22, 2012, we sold an aggregate of 453,000 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus to three investors. The purchase price for each share of common stock was $3.01.

Our common stock is currently quoted on the NYSE MKT LLC under the symbol “MGT.BC.” The last reported sale price of our shares of common stock on October 19, 2012, was $3.01.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 12 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.01	$1,363,530

Proceeds, after expenses, to us (1)(2)	$2.97	$1,343,530

(1) Includes up to $20,000 in expenses payable in connection with this offering.

(2) Per share price has been rounded to reflect the $20,000 in expenses payable by the Company.

We are offering our common stock on a best efforts basis. See “Plan of Distribution” on page S-11. We anticipate that delivery of the common will take place as soon as practicable upon completion of the customary closing conditions set forth in the securities purchase agreement and upon approval of the shares by the NYSE MKT LLC.

The date of this prospectus supplement is October 23, 2012.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	1
Forward-Looking Statements	2

Prospectus Summary	3
Securities Registered Hereby That We May Offer	10
Risk Factors	12
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Security Holders	13
Plan of Distribution	18
Legal Matters	20
Experts	20
Where You Can Find More Information	20
Incorporation of Certain Documents By Reference	20

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: (914) 630-7431.

The shares of our common stock are being offered and sold only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of our common stock are and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and accompanying prospectus to “MGT Capital,” the “Company,” “we,” “us” and “our” refer collectively to MGT Capital Investments, Inc. and its subsidiaries.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, any additional prospectus supplement, the accompanying prospectus, and any documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect our current view about future beliefs, plans, objectives, goals or expectations. When used in such documents, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements relating to our business goals, business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement, any accompanying prospectus supplements and reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to MGT Capital Investments, Inc. and its subsidiaries.

General

MGT Capital Investments, Inc. (“MGT”, the “Company”, the “Group”, “we”, “us”) is a holding company comprised of MGT, the parent company and majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”), a company in which we acquired a majority interest on May 24, 2012. The Company closed the following non-essential subsidiaries during the nine months ending, September 30, 2012 as part of its expense reduction plan: Medicsight Nominees Limited, MGT Investments (Gibraltar) Limited, MGT Capital Investments Limited and MGT Capital Investments (UK) Limited. In addition, we also have a controlling interest in our operating subsidiary, Medicsight Ltd, including its wholly-owned subsidiaries (“Medicsight”).

Medicsight is a medical technology company focusing on medical imaging software development and medical hardware devices. The Company develops and commercializes Computer-Aided Detection (“CAD”) applications that analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps. The Company has also developed an automated carbon dioxide insufflation device (MedicCO 2 LON) which it commercializes through a global distributor. As of September 30, 2012, the Company holds 70% of the issued share capital of Medicsight and the Company continues to explore all strategic alternatives with respect to its majority interest in Medicsight Limited, including the sale or licensing of its global patent portfolio.

On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming”) for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, (i) J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); (ii) the Company purchased from J&S 550 MGT Gaming Shares constituting 55% ownership in exchange for $200,000 cash and a four (4) year warrant to purchase 350,000 shares of the Company’s common stock at a exercise price of $4.00 per share; (iii) the Company and J&S agreed to grant rights of first refusal, “tag-along” and “drag-along” rights to one another with respect to their respective MGT Gaming Shares; and (iv) Steven Brandstetter, the President of J&S, agreed to provide consulting services to MGT Gaming in exchange for a fee of $5,000 per month, for a period of one year. Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and a four (4) year warrant to purchase 250,000 shares of the Company’s common stock for an exercise price of the lower of (i) $6.00 per share and (ii) 110% of the closing price of the Common Stock on the date of exercise. The Sale Agreement closed on May 24, 2012.

S-1

On May 24, 2012, the Company entered into a securities purchase agreement (the “SPA”) with Hudson Bay Fund Ltd. The SPA provided for the purchase of an 18 month promissory note at 8% interest per annum (the “Note”) convertible into up to 1,166,667 shares of common stock of MGT (“Common Stock”) at a conversion price of $3.00 per share and a warrant (the “Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share for proceeds of $3,500,000 (the “Transaction”). The Note is convertible at the option of the holder at a conversion price of $3.00 per share and the Company can require conversion into Company Common Stock if the Weighted Average Price of the Common Stock equals or exceeds 200% of the conversion price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, subject to a 9.99% beneficial ownership ceiling for the investor’s ownership of Company Common Stock at any one time. The Note is also redeemable by the Company from and after the seven (7) month anniversary of the issuance date, subject to certain equity conditions, in cash at a price equal to the greater of (i) 125% of the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (x) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the date of notice of redemption and ending on the date the redemption date, by (y) the lowest Conversion Price in effect during such period, as such terms are defined in the Note. The Conversion Price of the Note is subject to adjustment in the case of combination or subdivision of capital stock or in the event of the Company’s grant of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant. The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Transaction will require MGT and certain of its subsidiaries to provide security of all of its assets, MGT to pledge stock of its subsidiaries and certain of MGT's affiliates to execute voting and lockup agreements. The proceeds of the Transaction were to be used by the Company for general working capital purposes.

Recent Developments

On October 6, 2012, the Company entered into two substantially identical exchange agreements (collectively, the “Agreements”) with the investors who participated in the Transaction (the “Holders”). The Agreements provide, for the (i) issuance of an aggregate of 100,000 shares (as adjusted for stock splits, stock dividends or similar events after the date hereof) of the Company's common stock (the “Common Stock”), par value $0.001 per share (the “Exchange Shares”), and a (ii) cash payment of an aggregate of $3,500,000 (the “Cash Payment” and with the Exchange Shares, the “Exchange Consideration”) to the Holders in exchange for the surrender by such Holders to the Company of the $3,500,000 aggregate principal amount of the Company’s senior secured convertible notes originally issued to such Holders pursuant to the SPA.

On October 9, 2012, the Company, received notice from the NYSE MKT LLC (the “Exchange”) indicating that the Company is not in compliance with certain of the Exchange’s continued listing standards. Specifically, the letter from the Exchange stated that the Company is not in compliance with Section 1003(a) of the Company Guide in that it has insufficient stockholders’ equity. The Company has informed the Exchange of its intention to pursue the right of appeal and request a hearing pursuant to Sections 1203 and 1009(d) of the Company Guide. There can be no assurance that the Company’s request for continued listing will be granted at this hearing. In the event that the Company’s appeal is unsuccessful, the Company expects that its common stock will trade on OTC-QB no later than any official delisting from the Exchange.

On October 22, 2012, the Company sold $4,500,000 of units at a purchase price of $3.26 per Unit (the “Private Placement”). Each Unit consisting of one share of Series A Preferred Stock and a five year warrant to purchase 200% of the number of shares of common stock that the Preferred Shares are convertible into at a per share exercise price of $3.85. The Series A Preferred Stock is convertible into common stock at a fixed price of $3.26 per share. The Preferred Stock bares an annual dividend rate of 6%. This private placement was done to a group of accredited investors pursuant to Section 4(2) of the Securities Act. The closing of the Private Placement is subject to the approval of the Exchange.

Corporate Information

Our principal executive offices are located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528. The telephone number at our principal executive offices is (914) 630-7431. Our website address is www.mgtci.com. Information contained on our website is not deemed part of this prospectus supplement or the accompanying prospectus.

S-2

THE OFFERING

Securities we are offering:	Up to 453,000 shares of our common stock, for an aggregate dollar amount of $1,363,530.

Offering price:	$3.01 per share.

Common stock outstanding before this offering:	2,451,187 shares.

Common stock outstanding after this offering:	2,904,187 shares (assuming all 453,000 shares are sold).

Use of proceeds:	We estimate that the net proceeds from this offering, after deducting $20,000 in offering expenses payable by us, will be approximately $1,343,530. We currently intend to use the net proceeds from this for general corporate purposes, including working capital. See “Use of Proceeds” on page S-6 for more information.

Market for our common stock:	Our common stock is quoted on the NYSE MKT LLC under the symbol “MGT.BC.” To date, however, trading activity in our common stock has been extremely limited.

Dividend policy:	Our Board of Directors does not intend to declare cash dividends on our common stock in the foreseeable future.

Risk Factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-4 and page 12 of the accompanying prospectus.

The information above is based on 2,451,187 shares of common stock outstanding as of October 19, 2012. It does not include:

•           875,000 shares of our common stock issuable upon exercise of outstanding warrants as of October 19, 2012 at an exercise price of $3.00 per share;

•          350,000 shares of our common stock issuable upon exercise of outstanding warrants as of October 19, 2012 at a weighted average exercise price of $4.00 per share; and

•          any shares issuable upon conversion of the Series A Preferred Stock or the 2,760,724 warrants to be issued upon closing of the Private Placement.

S-3

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus supplement (and the information incorporated by reference in this prospectus supplement) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Related to this Offering and to Ownership of our Securities

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of our common stock is substantially higher than our net tangible book value per share of common stock. Based on the public offering price of $3.01 per share, investors purchasing shares in this offering will, therefore, incur immediate dilution of $1.16 in net tangible book value per share. This dilution figure deducts the estimated commissions and offering expenses payable from the public offering price.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for as well as general corporate purposes. See ‘‘Use of Proceeds’’ on page S-6. We have not allocated specific amounts of the net proceeds from this offering for the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-4

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restrictions on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management's attention and harm our business.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of companies in our industry. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management's attention and resources, which could adversely affect our business.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the NYSE MKT LLC where they have historically been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

S-5

This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

If we fail to comply with Section 404 of the Sarbanes-Oxley Act of 2002 our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal control over financial reporting. Accordingly, we are subject to the rules requiring an annual assessment of our internal controls. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock we are offering pursuant to this prospectus supplement will be approximately $1,343,530 after deducting up to $20,000 in our expenses of the offering, and assuming a public offering price of $3.01 per share.

The following chart sets forth in general terms certain financial information regarding our proposed use of the net proceeds of this offering:

Purpose	Approximate Application of Net Proceeds	Percentage of Net Proceeds

General Corporate Purposes	$1,343,530	100%
Total	$1,343,530	100%

The expected use of net proceeds of this offering represents our intentions is an approximation only and is based on our current plans and business conditions.  The amount and timing of our actual expenditures will depend on numerous factors.  As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering.  We have no current plans, agreements or commitments for any material acquisitions or licenses of any technologies, products or businesses.

S-6

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the NYSE MKT under the symbol “MGT.BC.” The following table sets forth the high and low closing prices for our common stock for the fiscal quarters indicated as reported on the NYSE MKT. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low

Year 2012:
First Quarter	$3.15	$1.33
Second Quarter	$6.59	$1.95
Third Quarter	$6.05	$4.25
Fourth Quarter (through October 19, 2012)	$4.37	$2.93

Year 2011:
First Quarter	$18.00	$8.33
Second Quarter	$13.33	$5.67
Third Quarter	$6.67	$1.33
Fourth Quarter	$3.00	$1.33

Year 2010:
First Quarter	$12.33	$7.67
Second Quarter	$14.67	$7.00
Third Quarter	$11.00	$5.00
Fourth Quarter	$9.67	$6.67

Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On October 19, 2012, the closing bid price of our common stock, as reported on the NYSE MKT, was $3.01 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-7

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2012 on an actual basis and on a pro forma basis to reflect our sale of shares of our common stock in this offering, at an assumed public offering price of $3.01 per share, after deducting the estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering may be different based on the actual public offering price and other terms of this offering determined at pricing.  You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our December 31, 2011 and June 30, 2012 financial statements and the related notes which are incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

	(Unaudited) June 30, 2012
	Actual	Pro forma (as adjusted)
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2012	$-	$-
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,105,187 shares issued and outstanding prior to the offering and 2,904,187 shares issued and outstanding after the offering	2,000	2,453
Additional paid in capital	287,344,000	288,687,077
Accumulated other comprehensive loss	(5,831,000)	(5,831,000)
Accumulated deficit	(281,523,000)	(281,523,000)
Total stockholder's equity	(8,000)	1,335,530
Non-controlling interests	4,361,000	4,361,000
Total Capitalization	$4,353,000	$5,696,530

S-8

DILUTION

If you invest in our shares of common stock, your investment would be diluted immediately to the extent of the difference between the public offering price per share that you will pay in this offering, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2012 was $2,551,000, or approximately $1.21 per share of common stock. Net tangible book value per share is determined by dividing tangible stockholders’ equity, which is total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding. Tangible assets represent total assets excluding goodwill and other intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share of common stock issued in this offering and the net tangible book value per share of our common stock immediately afterwards. Assuming the sale by us of shares of our common stock at a public offering price of $3.01 per share, after deducting up to $20,000 in our estimated offering expenses, our as adjusted net tangible book value as of June 30, 2012 would have been $3,894,530, or $1.85 per share of common stock. This represents an immediate increase in net tangible book value of $0.64 per share to our existing shareholders and an immediate decrease in net tangible book value of $1.16 per share to the new investors purchasing shares of our common stock in this offering.

The following table illustrates this per share dilution:

Public offering price per share	$3.01
Net tangible book value per share before this offering	$1.21
Increase per share attributable to new investors	$0.64
Pro forma net tangible book value per share after this offering(1)	$1.85
Decreased value per share to new investors	$1.16

(1)	After deduction of up to $20,000 in our estimated offering expenses.

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock.

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DESCRIPTION OF THE COMMON STOCK

In this offering, we are offering up to 453,000 shares of our common stock for an aggregate dollar amount of up to $1,363,530 in gross proceeds.

Common Stock

A description of the securities we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 16 of the accompanying prospectus. As of October 19, 2012, we had 2,451,187 shares of common stock issued and outstanding.

Transfer Agent

The transfer agent for our common stock is V Stock Transfer, LLC, located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

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PLAN OF DISTRIBUTION

We have entered into purchase agreements directly with three purchasers in connection with this offering. We currently anticipate that the closing of the sale of the shares of our common stock offered hereby will take place on or before October 26, 2012. The closing of the offering is subject to the NYSE MKT LLC’s approval of the listing of the 453,000 shares.

Upon closing, we will deliver to each purchaser delivering funds the number of shares purchased by such purchaser through the facilities of The Depository Trust Company.

We expect the net proceeds from this offering to be approximately $1,343,530 after deducting up to $20,000 in our estimated offering expenses.

Our common stock is traded on the NYSE MKT under the symbol “MGT.BC.”

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LEGAL MATTERS

The validity of the securities offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Sichenzia Ross Friedman Ference LLP.

EXPERTS

Our consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated by reference in reliance on the report of EisnerAmper LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.mgtci.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 333-131722):

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 (as amended);

•	Current Reports on Form 8-K filed with the SEC on March 12, 2012, March 16, 2012, March 20, 2012, March 27, 2012, May 16, 2012, May 30, 2012, May 31, 2012, June 1, 2012, June 27, 2012, June 27, 2012, August 1, 2012, October 9, 2012 and October 12, 2012;

•	The Section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement on Schedule 14A filed with the SEC on May 11, 2012; and

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•	The description of our common stock contained in Form 8-A filed on December 14, 2005, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering under this prospectus supplement are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

MGT Capital Investments, Inc.
500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

Attn.: Corporate Secretary
Tel: (914) 630-7431

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453,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

October 23, 2012

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